Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, the undersigned officer of  Southern Bella, Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) , as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

A signed original of this written statement required by Section 906, another document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: October 14, 2010	By:	/s/ Viola Heitz
Viola Heitz, President, Chief Executive Officer,
Principal Financial Officer and Principal
Accounting Officer and Director